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                                                                     EXHIBIT 8.1

                               [Letterhead of MPP]

July 22, 2002


Greater Bay Bancorp
400 Emerson Street
Palo Alto, California 94301


         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to Greater Bay Bancorp and its subsidiaries ("GBB") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement relates to the registration of Zero Coupon Convertible Contingent Debt Securities ("CODES") due April 24, 2022 issued by GBB and shares of common stock of GBB that may be issued in connection therewith.

         In connection with the opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, (ii) the Offering Memorandum dated April 24, 2002 relating to the CODES, (iii) the purchase agreement among GBB and Lehman Brothers Inc. and Sandler O'Neill & Partners, L.P. dated as of April 18, 2002 (the "Purchase Agreement") and (iii) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We have also relied (with your consent) upon statements and representations made to us by GBB in a letter of even date herewith. In our examination of such materials, we have relied upon the current and continued accuracy of the factual matters we have considered, and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. We assume for purposes of our opinions that there are no agreements or understandings with respect to the transactions contemplated in the documents referred to above other than those described therein and that all parties to such documents have complied or will comply with the terms thereof, including all tax reporting requirements contained therein. In addition, we also have assumed that the transactions related to the issuance of the CODES and the Purchase Agreement have been or will be consummated in accordance with the terms and forms of such documents and as described in the Registration Statement.

         We hereby confirm that, although the discussion set forth in the Registration Statement under the heading "Certain United States Federal Income Tax Considerations" does not purport to discuss all possible United States federal income tax considerations of the purchase, ownership and disposition of the CODES, in our opinion such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax

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Greater Bay Bancorp
July 22, 2002
Page 2

considerations of the purchase, ownership and disposition of the CODES. There can be no assurances, however, that the opinion expressed herein will be accepted by the Internal Revenue Service, or, if challenged, by a court of law.

         In rendering this opinion we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations promulgated thereunder ("Treasury Regulations"), pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all as in effect on the date hereof. Future changes in the law or interpretations of the law may cause the tax effects of the transactions referred to herein to be materially different from those described above. We have undertaken no obligation to update this opinion in such event.

         Other than the specific tax opinion set forth in this letter, no other opinion has been requested of us or rendered by us with respect to the tax treatment of the CODES, including, but not limited to, the tax treatment of the proposed transactions under other provisions of the Code and the Treasury Regulations or the tax treatment of the proposed transactions under state, local, foreign or any other tax laws.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the use of our name in the Registration Statement under the caption "Certain United States Federal Income Tax Consequences." In giving such consent, we do not concede that this consent is required under
Section 7 of the Securities Act of 1933.

                                Very truly yours,



                                /s/ Manatt, Phelps & Phillips, LLP
                                ----------------------------------

                                Manatt, Phelps & Phillips, LLP